EXHIBIT 10.2

Bank of America Merrill Lynch

To:	The Dixie Group Inc Dalton GA 307214974 United States
Attn:	Gary Harmon
Telephone:	706 876 5851
Fax:	706 876 5896
cc:	Michael Hampton
Telephone:	706 876 5849
Fax:	706 876 5894
From:	Bank of America, N.A. 200 N College Street Charlotte North Carolina 28255–0001 U.S.A.
Department:	Swaps Operations
Telephone:	(+1) 980 388 2658
Fax:	(+1) 866 255 1444
Date:	2nd July 2010
Our Reference No:	56389107 / 56394267
Reference Name:	Lawrence Kalis
Internal Tracking No:	56389107 / 56394267

Dear Sir/Madam,

Re: Termination of the Transaction between The Dixie Group Inc and Bank of America, N.A. (our ref.: 56389107/56394267) with an Effective Date of 11th May 2010, Termination Date of 11th May 2013 and Notional Amount of USD 25,000,000.00 (the "Transaction")

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions on which the Transaction (the terms of which are set out in the Confirmation with our ref.: 56389107/56394267 (the "Transaction Confirmation")) will be terminated. Capitalised terms used but not defined herein will have the meanings ascribed to them in the Transaction Confirmation.

This Confirmation supplements, forms part of and is subject to, the ISDA Master Agreement between you and us referred to in the Transaction Confirmation (the "Agreement"). This letter agreement constitutes a "Confirmation" as referred to in the Agreement. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

The terms on which the Transaction will terminate are as follows:

Notwithstanding the Termination Date for the Transaction specified in the Transaction Confirmation, the Transaction will terminate on 1st July, 2010 (the "Early Termination Date") and all future obligations of Bank of America, N.A. and The Dixie Group Inc under the Transaction, other than the payment of the Termination Amount (as defined below), with effect from and including the Early Termination Date will be terminated.

In consideration of the early termination of the Transaction, USD 343,694.71 (the "Termination Amount") will be payable by you to us on or before 6th July, 2010 in respect of such termination .

This Confirmation shall be governed by, and construed in accordance with, the Governing Law stated in the Agreement or the Transaction Confirmation, as the case may be.

Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by returning via telecopier an executed copy of this Confirmation in its entirety to the attention of Global FX and Derivative Operations (fax no.(+1) 866 255 1444).

Bank of America, N.A.

Katherine A. Andrews
Managing Director, Sr. Group Operations Manager

Authorised Signatory

Accepted and confirmed as of the date first written:
The Dixie Group Inc

By: Jon Faulkner
Name: Jon Faulkner
Title: VP/CFO

Our Reference Number: 56389107
Internal Tracking No: 56389107 / 56394267